Exhibit 10.1

Termination Agreement

October 6, 2025

WHEREAS, Aimfinity Investment Merger Sub I, a Cayman Islands exempted company (the “Company”), I-Fa Chang, a Taiwanese national (the “Seller”) and Inkrock Holding Limited, a British Virgin Islands business company (“Inkrock”, together with the Company and the Seller, the “Parties”) entered into a securities purchase agreement (the “Agreement”) on May 27, 2025.

WHEREAS, as of the date hereof, the Parties has not consummated the transactions provided in the Agreement, particularly as the Seller has not transferred 50,000 shares, par value $1.00 per share, of Inkrock, from the Seller to the Company;

WHEREAS, the Company proposes, and each of the Seller and Inkrock agree and acknowledge, that the following Termination Agreement be entered into by the Parties:

1.	Termination. Notwithstanding anything to the contrary set forth in any part of the Agreement, the Parties hereby agree to terminate the Agreement, as of the date of this Termination Agreement.

2.	Surrender of Company Shares. The Seller acknowledged and agreed to surrender 687,054 ordinary shares, par value $0.0001 per share of the Company (the “Consideration Shares”) that the Company has issued to the Seller pursuant to the Agreement, and shall execute and cause such documents and instruments to be executed to surrender and return the Consideration Shares to the Company.

3.	Release. Each Party, for himself, herself or itself and on behalf of his, her or its affiliates, and any of their respective officers, directors, employees, agents, representatives, successors, members, managers, partners and permitted assigns (each a “Waiving Party”), acknowledges and agrees that, as of the date of this Termination Agreement, each Party shall be immediately released from any or all duties or obligations under the Agreement, and to the fullest extent permitted under applicable law, any and all rights, claims and causes of action he, she or it may have as of the date hereof against the other Parties to the Agreement and any subsidiaries, affiliates, or any subsidiary or affiliate’s respective officers, directors, employees, agents, representatives, successors and permitted assigns (the “Released Parties”) relating to or arising from the Agreement, any ancillary agreement, certificate or other document entered into, made, delivered, or made available in connection therewith, or as a result of any of the transactions contemplated thereby, whether arising under, or based upon, any applicable federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law) are hereby irrevocably waived by the Waiving Parties.

4.	Governing Law. This Termination Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Termination Agreement shall federal or state court sitting in the City, County and State of New York and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5.	Entire Agreement; Changes in Writing. This Termination Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Termination Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

6.	Severability. If any term, provision or covenant of this Termination Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Termination Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.	Counterparts; Facsimile. This Termination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Termination Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement as of the date set forth on the first page of this Termination Agreement.

COMPANY:

AIMFINITY INVESTMENT MERGER SUB I

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

INKROCK HOLDING LIMITED

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

SELLER:

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:
Email:
Address of Seller: